Exhibit 99.2

News Release

STREAMLINE HEALTH® ANNOUNCES PRICING OF
UPSIZED PUBLIC OFFERING OF COMMON STOCK

Atlanta, Georgia — November 22, 2013 — Streamline Health Solutions, Inc. (NASDAQ: STRM), a leading provider of knowledge management solutions for healthcare providers, today announced that it has priced a public offering of 3,000,000 shares of its common stock to be sold by the Company at a price to the public of $6.50 per share. The offering was upsized from the previously announced public offering of 2,500,000 shares of common stock. The Company granted the underwriters a 30-day option to purchase up to an additional 450,000 shares to cover over-allotments, if any. Subject to customary conditions, the offering is expected to close on or about November 27, 2013.

Craig-Hallum Capital Group LLC and First Analysis Securities Corporation are serving as joint book-running managers for the public offering.

The net proceeds to the Company of the public offering, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $17.1 million (or approximately $19.9 million if the underwriters exercise their over-allotment in full). The Company intends to use the net proceeds from the public offering to finance the acquisition of two separate companies announced on November 14, 2013, and for general corporate purposes, including the repayment of a portion of Streamline Health’s outstanding debt.

The shares are being offered pursuant to a prospectus supplement to the prospectus filed with the Securities and Exchange Commission (SEC) as part of the Company’s effective shelf registration statement on Form S-3  (File No. 333-190045). Prospective investors in the public offering should read the prospectus supplement and accompanying prospectus for the public offering and the other documents incorporated therein by reference that the Company has filed with the SEC for more complete information about the Company and the public offering. Investors can obtain these documents without charge on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement for the public offering and the prospectus relating to the public offering can be obtained from Craig-Hallum Capital Group, 222 South Ninth Street, Suite 350, Minneapolis, MN 55402, telephone 612-334-6342, email: jack.mccarthy@craig-hallum.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a leading provider of SaaS-based healthcare information technology (HCIT) solutions for healthcare providers. The company’s comprehensive suite of solutions includes: enterprise content management (ECM), business analytics, integrated workflow systems, clinical documentation improvement (CDI), and computer assisted coding (CAC). This unique combination of solutions is designed to help healthcare organizations manage the financial and operational challenges they face in the ever-changing world of healthcare today and in the future.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

Statements made by Streamline Health Solutions, Inc. that are not historical facts are forward-looking statements that are subject to risks and uncertainties and are no guarantee of future performance. The forward looking statements contained herein are subject to certain risks, uncertainties and important factors that could cause actual results to differ materially from those reflected in the forward-looking statements, included herein. These risks and uncertainties include, but are not limited to, the timing of contract negotiations and execution of contracts and the related timing of the revenue recognition related thereto, the potential cancellation of existing contracts or clients not completing projects included in the backlog, the impact of competitive solutions and pricing, solution demand and market acceptance, new solution development, the integration of businesses or other assets acquired by or licensed to the Company with its existing business, key strategic alliances with vendors that resell the Company’s solutions, the ability of the Company to control costs, availability of solutions produced from third party vendors, the healthcare regulatory environment, potential changes in legislation, regulation and government funding affecting the healthcare industry, healthcare information systems budgets, availability of healthcare information systems trained personnel for implementation of new systems, as well as maintenance of legacy systems, fluctuations in operating results, effects of critical accounting policies and judgments, changes in accounting policies or procedures as may be required by the Financial Accountings Standards Board or other similar entities, changes in economic, business and market conditions impacting the healthcare industry generally and the markets in which the Company operates and nationally, and the Company’s ability to maintain compliance with the terms of its credit facilities, and other risks detailed from time to time in the Streamline Health Solutions, Inc. filings with the U. S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which reflect management’s analysis only as of the date hereof. The Company undertakes no obligation to publicly release the results of any revision to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Company Contact:	Investor Contacts:
Ashley Moore	Randy Salisbury
Director, Marketing	Investor Relations
(404)-446-2057	(404)-229-4242
ashley.moore@streamlinehealth.net	randy.salisbury@streamlinehealth.net